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                                                                   Exhibit 23.7

                     [PricewaterhouseCoopers LLP Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2001 relating to the consolidated financial statements of Trenwick America Corporation as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000, which appears in the Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 7, 2001 relating to the financial statement schedules as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
July 20, 2001